                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------

       Date of Report (Date of earliest event reported): September 2, 2003

                                 HYBRIDON, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


          Delaware                  0-027352               04-3072298
          --------                  --------               ----------
(State or Other Jurisdiction  (Commission File Number)    (IRS Employer
     of Incorporation)                                  Identification No.)



   345 Vassar Street, Cambridge, Massachusetts                      02139
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code: (617) 679-5500



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On September 2, 2003, Hybridon, Inc. (the "Company") issued a press release announcing that it had raised $14.6 million in gross proceeds from a private financing with institutional and accredited investors. This private financing was previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2003. In the financing, the Company sold approximately 20 million shares of common stock and warrants to purchase approximately 6 million shares of common stock. The warrants to purchase common stock have an exercise price of $1.00 per share and will expire if not exercised by August 28, 2008.

     A copy of the press release announcing the private financing is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.                             Description
-----------                             -----------

99.1 Press Release issued September 2, 2003 entitled "Hybridon Raises $14.6 Million in Private Financing"

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 2, 2003                    HYBRIDON, INC.


                                           /s/ Robert G. Andersen
                                           -------------------------------------
                                           Robert G. Andersen
                                           Chief Financial Officer and
                                           Vice President of Operations

                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

99.1 Press Release issued September 2, 2003 entitled "Hybridon Raises $14.6 Million in Private Financing"